UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2012

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

1560 W. 190th Street, 2nd Floor

Torrance, CA 90501

(Address of principal executive offices and zip code)

(310) 450-0299

 (Registrant’s telephone number including area code)

879 W. 190 Street, Suite 457

Gardena, California 90248

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

In the interest of full disclosure, the Company hereby discloses the following non-public information:

On September 24, 2012, the Company signed a non-binding Term Sheet with an investor for the acquisition of a majority interest in the Company. The term sheet contains a binding confidentiality provision and a 45 day no shop / exclusivity provision which may be extended.   If, after a period of due diligence, all terms and conditions are agreed and conditions to Closing are met, definitive agreements would be executed, and the Investor would acquire a majority interest in the Company from both the Company (new issue) and certain shareholders (resale).  If Closing occurs as anticipated and the Investor acquires a majority interest in the Company, a change in control of the Company would occur.  This transaction would be dilutive to existing shareholders.  No assurance can be had that the above transaction will be satisfactorily concluded.  If the transaction is in fact concluded, the change in control will be reported in a report on Form 8-K under Item 5.01 Changes in Control of Registrant.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.13	Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.
Dated: October 4, 2012	By:	/s/MARTIN SCHUERMANN
Name: Martin Schuermann Title: Chief Executive Officer